Pioneer High Yield Fund



               Amendment to the Agreement and Declaration of Trust

                                       of

                             Pioneer High Yield Fund



         The undersigned, being at least a majority of the Trustees of Pioneer High Yield Fund, a Delaware statutory trust (the "Trust"), do hereby amend the Agreement and Declaration of Trust, dated August 3, 1999, as amended (the "Declaration"), as follows, such amendment to be effective on the date hereof:

         Pursuant to Article IX, Section 8 of the Declaration, Trustees hereby establish one additional class of shares of the Trust, which shall be designated Investor Class Shares.

         IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of this 3rd day of August, 2004.


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 /s/ John F. Cogan, Jr                                           /s/ Osbert M. Hood
 John F. Cogan, Jr                                               Osbert M. Hood

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 /s/ Mary K. Bush                                                /s/ Marguerite A. Piret
 Mary K. Bush                                                    Marguerite A. Piret

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 /s/ Richard H. Egdahl, M.D.                                     /s/ Stephen K. West
 Richard H. Egdahl, M.D.                                         Stephen K. West

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 /s/ Margaret B.W. Graham                                        /s/ John Winthrop
 Margaret B.W. Graham                                            John Winthrop

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

The address of each
Trustee is:

c/o Pioneer Investment Management, Inc
60 State Street, Boston, Massachusetts 02109